SUB-ITEM 77C: SUBMISSION
OF MATTERS TO A VOTE OF
SECURITY HOLDERS

A Special Meeting of
Shareholders of Federated Core
Trust was held on April 30, 2014.
The following items, which are
required to be reported under this
SUB-ITEM 77C, were voted on at
the meeting:

1.  Approve the proposed New
Advisory Contract for
	Federated High Yield
Bond Portfolio, a portfolio of
Federated Core Trust
	Shares voted
affirmatively:	349,167,670
	Shares voted Negatively:
		0
	Shares abstaining:
		0

     Approve the proposed New
Advisory Contract for
	Federated Mortgage Core
Portfolio, a portfolio of Federated
Core Trust
	Shares voted
affirmatively:	138,108,417
	Shares voted Negatively:
		0
	Shares abstaining:
		0

The Definitive Proxy Statement
for this Special Meeting was filed
with the Securities and Exchange
Commission on March 27, 2014,
and is incorporated by reference.
(File No. 811-08519)
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		US_ACTIVE-118602821.1-KRLIEB 08/27/2014 12:17 PM